UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2010

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr., St Fort Smith, Arkansas	72901
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code 479-646-4711

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07 – Submission of Matters to a Vote of Security Holders

Baldor Electric Company held its annual shareholders’ meeting on May 1, 2010, at which shareholders voted on two proposals.

Proposal 1 was the election of four Directors to the Company’s Board of Directors for terms expiring in 2013. The following is a list of the Board nominees (who were the only nominees) each of whom were elected, and the final results of shareholder voting on Proposal 1:

Director Nominee	Votes For	Votes Withheld	Abstentions and Broker Non-votes
Jean A. Mauldin	33,596,324	728,038	1,950,150
R. L. Qualls	33,132,549	1,191,813	1,950,150
Barry K. Rogstad	33,833,899	490,463	1,950,150
Ronald E. Tucker	33,436,689	887,673	1,950,150

The remaining board members are listed below and each is expected to serve out their respective term:

Jefferson W. Asher, Jr.	Merlin J. Augustine, Jr.	Richard E. Jaudes
Robert J. Messey	John A. McFarland	Robert L. Proost

Proposal 2 was to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010. Shareholders ratified this appointment as indicated below by the final results of the shareholder voting on Proposal 2:

Votes For	Votes Against	Abstentions
35,810,615	311,053	152,844

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date	May 5, 2010	/s/ George E. Moschner
George E. Moschner
Chief Financial Officer and Secretary